UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2020 (March 9, 2020)

LIV CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX	11040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 55 1100 2470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	LIVK	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LIVKW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one redeemable warrant	LIVKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2020, LIV Capital Acquisition Corp. (the “Company”) appointed Alejandro Jesus Perez Alvarez as the Company’s Deputy Chief Executive Officer.

Mr. Perez Alvarez, 38, was a director of 414 Capital, a corporate finance advisory firm, from 2017 to 2020. From 2016 to 2017, Mr. Perez Alvarez served as a director of a representative office in Mexico of Mitsubishi UFJ Financial Group, Inc. ("MUFG"), a global financial institution. Prior to joining MUFG, from 2012 to 2015, Mr. Perez Alvarez was a director at HSBC Securities (USA) Inc., another global financial institution. Mr. Perez Alvarez has an MBA from the London Business School (2011) and a BA in Financial Administration from ITESM in Mexico City (2004).

There were no arrangements or understandings between Mr. Perez Alvarez and any other persons pursuant to which Mr. Perez Alvarez was appointed as an officer. There are no family relationships between Mr. Perez Alvarez and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 9, 2020, Carlos Alberto Rohm Campos, Guillermo González Guajardo and Juan Marco Gutiérrez Wanless were each appointed to the Company's Board of Directors (the "Board"), effective March 9, 2020. Mr. Rohm and Mr. Gutiérrez were each appointed to the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating Committee of the Board, effective March 9, 2020.

Mr. Rohm, 47, has been Chief Executive Officer of LCA Capital, a leading family office with ties to Mexico, since 2007. From 2004 to 2007 Mr. Rohm served as Chief Executive Officer of HSM Americas which provides business management services. Prior to joining HSM Americas, Mr. Rohm was Principal of JPMorgan Partners, a company that provides investment opportunities. From 1995 to 1997, Mr. Rohm currently was an analyst of Chase Manhattan Bank, a consumer and commercial bank. Mr. Rohm serves on the board of directors of several Mexican companies, including Grupo Aeroportuario del Pacifico (GAP), an airport operator in Mexico, and FIBRA Storage, a real estate developer that develops and manages self, storage facilities and mini warehouses. Mr. Rohm has a Bachelor's in Business Administration from Universidad de San Andrés, Argentina (1994).

Mr. González Guajardo, 55, has been a Partner of Taller de Empresa, S.C., a not-for-profit organization dedicated to the promotion of projects in the education sector, since 2000. From 1988 to 2000, Mr. González served as Chief Executive Officer of ECE, S.A. de C.V., a corporate conglomerate of companies with business units in the restaurant and retail sectors. Prior to joining ECE, Mr. González was a money market trader of Operadora de Bolsa, S.A. de C.V., a brokerage services firm. Mr. González currently serves on the board of directors of Kimberly Clark de México, S.A.B. de C.V., the Mexican subsidiary of American corporation Kimberly-Clark. Mr. González has a Bachelor of Economics from Instituto Tecnológico Autónomo de México (1988).

Mr. Gutiérrez, 60, has been Managing Director of Anteris Capital, a venture lending fund since May 2015. From 2004 to 2014, Mr. Gutiérrez served as Chief Executive Officer and Chief Corporate Officer of Grupo Kuo, an industrial conglomerate of companies with business units divided in the chemical, automotive and consumer sectors. Prior to joining Grupo Kuo, Mr. Gutiérrez served as Deputy General Director of Telefónica Móviles México, S.A. de C.V. (Telefónica), which provides radiotelephone communication services. From 1998 to 2002, Mr. Gutiérrez was General Director of Pegaso PCS, a provider of two-way radiotelephone communication services. From 1997 to 1998, Mr. Gutiérrez acted as Managing Director of PROMECAP, a Mexican private equity firm. From 1992 to 1997, Mr. Gutiérrez currently served as Chief Financial Officer of Grupo Financiero Invermexico (Banco Mexicano, S.A.), a Mexican group of banking and financial institutions. From 1985 to 1991, Mr. Gutiérrez was Chief Financial Officer of Casa de Bolsa Inverlat, a brokerage services firm. As of the date hereof, Mr. Gutiérrez serves on the board of directors and executive committees of several Mexican companies, including Qualitas, S.A.B. de C.V., UNIFIN, S.A.B. de C.V. and Central de Corretajes, S.A.P.I. de C.V. Mr. Gutiérrez has Bachelor of Science degree in Mechanical Electrical Engineering from Universidad Anahuac (1981).

In connection with their appointment as directors of the Company, each of Mr. Rohm, Mr. González Guajardo and Mr. Gutiérrez has received or will be receiving equity interests in LIV Capital Acquisition Sponsor, L.P., the Company’s sponsor, equivalent to 25,000 founder shares.

None of Mr. Rohm, Mr. González Guajardo or Mr. Gutiérrez have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020

LIV CAPITAL ACQUISITION CORP.

By:	/s/ Luis Rodrigo Clemente Gamero
Luis Rodrigo Clemente Gamero
Chief Financial Officer and Secretary